UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2023

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 1.01 Entry Into a Material Definitive Agreement

On May 15, 2023, Ashford Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, entered into Amendment No. 1 (“Amendment No. 1”) to the Rights Agreement, dated as of August 30, 2022 (the “Rights Agreement”).

Pursuant to Amendment No. 1, the Rights Agreement was amended to (i) extend the Final Expiration Date with respect to the Company’s Rights (each as defined under the Rights Agreement) until July 30, 2024 and (ii) decrease the beneficial ownership threshold in the definition of “Acquiring Person” from 10% to 7%. The Board determined to adopt Amendment No. 1 in response to continued volatility of the stock market and trading of the Common Shares.

The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety, by the full text of Amendment No. 1, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Rights Agreement, dated August 30, 2022, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.5 of Ashford Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2023).
4.2	Amendment No. 1 to the Rights Agreement, dated May 15, 2023, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2023

ASHFORD INC.

By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel and Secretary